Exhibit 32.1
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350)), each of the undersigned officers of Madrigal Pharmaceuticals, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 19, 2026	/s/ WILLIAM J. SIBOLD
William J. Sibold
President and Chief Executive Officer (Principal Executive Officer)

Dated: February 19, 2026	/s/ MARDI C. DIER
Mardi C. Dier
Executive Vice President and Chief Financial Officer (Principal Financial Officer)
A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. These certifications accompany the Form 10-K, are not deemed filed with the Securities and Exchange Commission, and are not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.